UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2013

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b).    On January 25, 2013, Baker Hughes Incorporated (the "Company") issued a press release announcing the retirement of Chad C. Deaton as the Executive Chairman of the Company effective at the Company's Annual Stockholder meeting on April 25, 2013. Martin S. Craighead, the Company's current Chief Executive Officer, President and a director will assume the role of Chairman on April 25, 2013.

A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a).    Effective January 25, 2013, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Company’s Governance Committee of the Board, amended and restated the Company’s Bylaws (the "Bylaws"). The following description of the amendments is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.
Article II, Section 4 of the Bylaws was added to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority voting standard, a nominee for director shall be elected to the Board if the nominee receives the affirmative vote of a majority of the votes cast with respect to the election of such nominee. Directors will continue to be elected by a plurality vote at any meeting of stockholders for which the number of nominees who have been properly nominated exceeds the number of directors to be elected and any stockholder proposed nominee has not been withdrawn before the tenth (10th) day preceding the earlier to occur of: (1) the day on which the Company first mails proxy materials or (ii) the day on which the Company first mails notice of internet availability of proxy materials to stockholders for the meeting.
Article III, Section 3 of the Bylaws was amended so that any nominee for director in an uncontested election who fails to receive a majority of the votes cast for his or her election shall be required to submit a letter of resignation to the Governance Committee of the Board. The Governance Committee will recommend to the Board whether or not the resignation should be accepted or whether such other action should be taken. The Board of Directors shall act on the resignation, taking into account the Governance Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Governance Committee in making its recommendation, and the Board of Directors in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The resignation, if accepted by the Board, will be effective at the time of the Board of Directors' determination to accept the resignation. If the Board of Directors determines to accept the resignation of an unsuccessful incumbent, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of the Restated Certificate of Incorporation of the Company.

Item 7.01 Regulation FD Disclosure.
On January 25, 2013, the Company issued a news release, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)

(d)	Exhibits.

3.1*	Amended and Restated Bylaws dated January 25, 2013
99.1*	Press Release of the Company dated January 25, 2013

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: January 28, 2013	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of Baker Hughes Incorporated dated January 25, 2013
Exhibit 99.1	Press Release of the Company dated January 25, 2013